SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):  October 9, 2002

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code  (320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 5.  Other Events

Rural Cellular Corporation (“the Company”) received a Nasdaq Staff Determination on October 9, 2002 indicating that the Company has failed to comply with the minimum bid price requirements for continued listing set forth in Marketplace Rule 4450(b)(4) and, therefore, its common shares are subject to delisting from the Nasdaq National Market.  Further information is contained in the press release dated October 10, 2002, filed as an exhibit to this  report.

Item 7.  Financial Statements and Exhibits

                (c)   Exhibits

                        99    Press release dated October 10, 2002

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer

Date: October 10, 2002